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                                                                    EXHIBIT 21.1




                     List of Subsidiaries of the Registrant


1. PC-TEL Japan, K.K.

2. BlueCom Technology Corp.

3. PCTEL Europe SARL

4. PCTEL Maryland, Inc.

5. MAXRAD, Inc.

6. IP Wireless, Inc.

7. IP Wireless Ltd.

8. PCTEL Ltd.

9. Maxrad Electronics Co., Ltd